                                                                      EXHIBIT 11

            AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                         For the period from
                                                     December 17, 1993 (Inception)       For the year ended    For the year ended
                                                         through July 31, 1994             July 31, 1995          July 31, 1996
                                                     ----------------------------        ------------------    ------------------
Primary
     Earnings:
          Net loss                                                      ($343,528)              ($2,004,167)         ($ 2,204,727)
                                                     ============================        ==================    ==================


     Shares:
          Weighted average number of common shares
            outstanding                                                 9,146,091                13,922,018            19,928,372
          Incremental shares assuming conversion of
            warrants                                                          ERR                   162,360               175,539
                                                     ----------------------------        ------------------    ------------------

          Weighted average number of common shares
            outstanding as adjusted                                           ERR                14,084,378            20,103,911
                                                     ============================        ==================    ==================

          Primary earnings per common share
            Net loss                                                          ERR                    ($0.14)               ($0.11)
                                                     ============================        ==================    ==================


Fully Diluted
     Earnings:
          Net loss                                                      ($343,528)              ($2,004,167)         ($ 2,204,727)
          Add: Interest expense applicable to
            convertible debt                                                    0                     6,000                12,000
                                                     ----------------------------        ------------------    ------------------
          Net loss - as adjusted                                        ($343,528)              ($1,998,167)          ($2,192,727)
                                                     ============================        ==================    ==================

     Shares:
          Weighted average number of common shares
            outstanding                                                 9,146,091                13,922,018            19,928,372
          Incremental shares assuming conversion of
            convertible debt                                                    0                   100,000               200,000
          Incremental shares assuming conversion of
            warrants                                                          ERR                   202,229               240,513
                                                     ----------------------------        ------------------    ------------------

          Weighted average number of common shares
            outstanding as adjusted                                           ERR                14,224,247            20,368,885
                                                     ----------------------------        ------------------    ------------------

          Fully diluted earnings per common share
            Net loss, as adjusted                                             ERR                    ($0.14)(a)            ($0.11)
                                                     ----------------------------        ------------------    ------------------


                                                                   For the nine month periods ended April 30,
                                                                       1996                       1997
                                                                  --------------             --------------
Primary
     Earnings:
          Net loss                                                  ($ 1,560,630)              ($ 3,002,321)
                                                                  ==============             ==============


     Shares:
          Weighted average number of common shares
            outstanding                                               19,131,000                 24,979,284
          Incremental shares assuming conversion of
            warrants                                                     192,443                    166,653
                                                                  --------------             --------------

          Weighted average number of common shares
            outstanding as adjusted                                   19,323,443                 25,145,937
                                                                  ==============             ==============

          Primary earnings per common share
            Net loss                                                ($      0.08)              ($      0.12)
                                                                  ==============             ==============

Fully Diluted
     Earnings:
          Net loss                                                  ($ 1,560,630)              ($ 3,002,321)
          Add: Interest expense applicable to
            convertible debt                                               9,000                      9,000
                                                                  --------------             --------------
          Net loss - as adjusted                                    ($ 1,551,630)              ($ 2,993,321)
                                                                  ==============             ==============

     Shares:
          Weighted average number of common shares
            outstanding                                               19,131,000                 24,979,284
          Incremental shares assuming conversion of
            convertible debt                                             200,000                    200,000
          Incremental shares assuming conversion of
            warrants                                                     202,961                    196,699
                                                                  --------------             --------------

          Weighted average number of common shares
            outstanding as adjusted                                   19,533,961                 25,375,983
                                                                  ==============             ==============

          Fully diluted earnings per common share
            Net loss, as adjusted                                         ($0.08)                    ($0.12)
                                                                  ==============             ==============

(a) This calculation is submitted in accordance with paragraph 601 (b) (11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an antidilutive effect.